Exhibit 99.3

Supplemental Outlook Data Fiscal Year 2006 Earnings Forecast FY 2006 net income forecast, per third quarter earnings release $1,625 Less income from discontinued operations (Health Care) 240 Income forecast from continuing operations 1,385 Other special items: Expenses related to tender offer for debt securities 44 Anticipated expenses related to Woodstock factory closing 35 Income forecast from continuing operations, excluding special items $1,464 Approximate $ (In Millions) NOTE: Deere & Company management believes the above supplemental outlook data provides valuable insight into the components of anticipated operating performance for fiscal year 2006. Management believes this presentation will enhance the reader’s understanding of the impact of these items on Deere & Company’s anticipated operating performance for the year. Management does not intend this presentation to be considered in isolation or as a substitute for the related measures under accounting principles generally accepted in the U.S. 23